AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the SECURED LINE OF CREDIT AGREEMENT dated as of February 1, 2007 (the “Credit Agreement”) by and between FURSA ALTERNATIVE STRATEGIES, LLC, as the lender (the “Lender”) and VERSADIAL, INC. (formerly known as CARSUNLIMITED.COM), as the borrower (the “Borrower”) is made and entered into as of this 9th day of July 2007 by and between the Lender and the Borrower. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Credit Agreement.

RECITALS

WHEREAS, the Lender and the Borrower entered into the Credit Agreement pursuant to which, the Lender agrees to extend to the Borrower a revolving line of credit which in aggregate will not exceed $3,000,000 (the “Maximum Amount”);

WHEREAS, upon the request of the Borrower, the Lender agrees to amend the Credit Agreement to provide for, among other matters, the increase of the Maximum Amount to $4,000,000: and

WHEREAS, upon the request of the Borrower, under the terms and conditions of this Amendment, the Lender waives its right to claim an Event of Default, through September 30, 2007, of the Borrower’s failure to appoint a chief operating officer on or prior to April 30, 2007 and to meet cumulative operating profit requirements as set forth in clauses (ii) and (vi) of Section 16 (a) of the Credit Agreement (the “Limited Defaults”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

I.	AMENDMENTS TO THE CREDIT AGREEMENT

A. Maximum Amount. The first paragraph of the recital in the Credit Agreement is deleted in its entirety and replaced with the following:

“WHEREAS, the Borrower has requested a line of credit from the Lender which will be a revolving line of credit in the amount of $4,000,000 (the “Maximum Amount”) in accordance with the terms of this Agreement; and”.

B. Fees. Section 9 of the Credit Agreement is amended herby to add a subsection (c) that reads as the following:

“(c) The Borrower shall pay to the Lender on the date of the Lender’s execution of an Amendment No. 1 to this Agreement (the “Amendment No. 1”), as a condition precedent to the Lender’s obligations thereunder, a non-refundable arrangement fee equal to $30,000, which arrangement fee shall be deemed earned in full by the Lender upon the Lender’s execution of the Amendment No. 1.”

II.	DELIVERY OF AN ADDITIONAL NOTE

The Borrower agrees to evidence this Amendment and advances made pursuant to the Credit Agreement, as amended hereby, by delivering a line of credit grid note dated the date hereof in the form attached at Exhibit A to this Amendment, which shall replace the line of credit grid note originally delivered pursuant to the Credit Agreement and which original note shall be marked cancelled and returned to the Borrower.

III.	Waiver of Default

The Lender shall waive its right to claim an Event of Default of the Limited Defaults of the Borrower; provided, that, (i) the Borrower shall pay the Lender a waiver fee of $50,000 upon September 30, 2007 or receipt of funding by the Borrower, whichever is earlier, and (ii) the Borrower shall have agreed no later than September 30, 2007 to a comprehensive financing plan that addresses all funding needs of the Borrower for at least 18 months following September 30, 2007 (the “Financing Plan”). The failure of the Borrower to pay the waiver fee when due in accordance with the preceding sentence shall, without further act, invalidate, negate and render void the waiver granted in the preceding sentence. If the Borrower has not appointed a chief operating officer pursuant to clause (ii) of Section 16 (a) of the Credit Agreement or have not agreed to the Financing Plan on or prior to September 30, 2007, the waiver set forth in this Amendment shall terminate immediately.

IV.	GENERAL

A. All the references to the Credit Agreement in the Loan Documents, other than those in Section 9 of the Credit Agreement, shall mean the Credit Agreement as amended hereby. All the references to the Maximum Amount in the Loan Documents shall mean the Maximum Amount as amended hereby.

B. All the representations and warranties under Section 15 of the Credit Agreement are valid and effective as of the date hereof.

C. This Amendment and any waiver contained herein shall be effective only in the specific instance and for the specific purpose for which given. Except as effected by this Amendment, the terms and provisions of the Credit Agreement shall remain unchanged and in full force and effect.

D. This Amendment may be executed in one or more counterparts and via facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same original agreement.

E. This Amendment shall be governed by and constructed in accordance with the laws of the State of New York.

F. This Amendment shall become effective immediately upon execution by the Lender and the Borrower.

G. This Amendment supersedes anything to the contrary contained in the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date set forth in the first paragraph of this Amendment.

LENDER:	FURSA ALTERNATIVE STRATEGIES, LLC

	By:	/s/ William F. Harley, III
	Name:	William F. Harley, III
	Title:	Chief Investment Officer

BORROWER:	VERSADIAL, INC.

	By:	/s/ Geoffrey Donaldson
	Name:	Geoffrey Donaldson
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

Exhibit A

LINE OF CREDIT GRID NOTE

Maximum Principal Amount: $4,000,000     Date: July __, 2007

FOR VALUE RECEIVED, the undersigned, Versadial, Inc. (formerly known as Carsunlimited.com, Inc.), a Nevada corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of Fursa Alternative Strategies, LLC, a Delaware limited liability company (the “Lender”), at its principal office located at 200 Park Avenue, 54th floor, New York, New York, 10166, or at such other address as it may direct, in lawful money of the United States and in immediately available funds the aggregate unpaid principal amount of all Advances made to the Borrower by the Lender, plus interest thereon from the date of each such Advance on the unpaid principal amount of such Advance, in like money, at said office, at a rate per annum equal to the Interest Rate defined in the Secured Line of Credit Agreement dated February 1, 2007, as amended on July __, 2007 between the Lender and the Borrower (in its original form and as it may be hereafter amended or otherwise modified, the “Agreement”). As provided in the Agreement, Interest Payments shall be due on the first day of each and every month from the date hereof until the Maturity Date, as defined in the Agreement, when the entire aggregate unpaid principal amount of all Advances, plus unpaid by accrued interest thereon shall be due and payable. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, at a rate per annum equal at all times to the applicable interest rate set for such Advance plus 400 basis points (4%).

The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Line of Credit Grid Note (this “Note”) the principal amount of all Advances made to the Borrower, the interest rate for each such Advance, and all payments of principal amounts in respect of such Advance, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advance and the interest rates thereon; provided, however, that the failure to make such notation with respect to any interest rate of an Advance, or payment shall not limit or otherwise affect the obligations of the Borrower under the Agreement or this Note.

If any payment hereunder or under the Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day; provided, however, that if the date for any payments of interest is extended as provided hereunder or by operation of law or otherwise, interest shall continue to accrue and be payable at the then applicable rate during such extension.

This Note is the Note referred to in the Agreement. Terms used herein which are defined in the Agreement shall have their defined meanings when used herein. This Note is secured by first priority lien and security interest in the Collateral defined in the Agreement, reference to which is hereby made for a description of the Collateral provided for under such Agreement and the rights of the Borrower and the Lender with respect to such Collateral.

This Note shall be governed by the laws of the State of New York, provided that, as to the maximum rate of interest which may be charged or collected, if the laws applicable to the Lender permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Lender shall apply to the Lender under this Note.

Versadial, Inc. a Nevada corporation

Date:	By:	/s/
Name:
Title:

SCHEDULE TO LINE OF CREDIT GRID NOTE

Date	Amount of Advance	Interest Rate	Amount of Principal Prepaid	Unpaid Principal Balance of Line of Credit Grid Note	Name of Person Making Notation	Initials of Such Person